Exhibit 99.1

Class I

Cynthia L. Egan

Michael J. Castellano

Catherine A. Lynch

Class II

R. Glenn Hubbard

W. Carl Kester

John M. Perlowski

Karen P. Robards

Class III

Richard E. Cavanagh

Frank J. Fabozzi

Jerrold B. Harris

Barbara G. Novick